Exhibit 99

        ArvinMeritor Selects Sypris for Outsourcing Contracts;
           Letter of Intent Includes the Purchase of Assets

   LOUISVILLE, Ky.--(BUSINESS WIRE)--Jan. 15, 2004--Sypris Solutions, Inc. (Nasdaq/NM:SYPR) today announced that it has signed a letter of intent with ArvinMeritor, Inc. (NYSE:ARM) ("ArvinMeritor") to serve as a key supplier for the manufacture of trailer axle beams and a variety of drive train components for ArvinMeritor.
   The outsourcing arrangement is expected to begin in phases over the next several years and is forecast to cover an estimated $75 million of business per year when completed, based upon current market conditions. The initial terms of the contracts vary, but in each case represent a long-term, multi-year commitment to the supply arrangement. The proposed deal includes the extension of an existing contract between the parties through 2009.
   The components to be manufactured will be incorporated into final axle assemblies for sale to commercial vehicle OEMs such as Freightliner, International, Mack, Paccar and Volvo, and to trailer manufacturers such as Dorsey, Great Dane, Stoughton, Trailmobile, Utility and Wabash, among others. Under the proposed agreement, Sypris will acquire ArvinMeritor's Kenton, Ohio plant that specializes in the manufacture of trailer axle beams. The operation currently employs approximately 190 people.
   The transaction remains subject to the satisfactory completion of due diligence, the execution of definitive agreements, and the receipt of board and regulatory approvals, among others. The closing of the purchase of the Kenton plant is also conditioned upon the ratification of a new collective bargaining agreement by the members of the P.A.C.E. International Union. The parties hope to complete all transactions by March 31, 2004.
   Commenting on the announcement, Jeffrey T. Gill, president and chief executive officer of Sypris Solutions, said, "We are very pleased to have the opportunity to expand and extend our long-term strategic partnership with ArvinMeritor. When completed, these contracts are expected to add new business to our existing plants in Kentucky, Ohio and North Carolina, while expanding our product scope into trailer axle beams with the addition of the Kenton plant."
   A conference call is scheduled for today, January 15, 2004, at 5:30 p.m. Eastern Time to discuss the content of this press release. The call can be accessed live via the Internet. Visit www.sypris.com or www.fulldisclosure.com for the link to the call or to listen to a replay of the call, which will be available for 30 days.
   Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and for users of test and measurement equipment. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

   This press release, and any oral statements made with reference to this cautionary guidance, includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as they relate to, or may affect, the Company's future results. These statements only reflect management's current opinions; and no assurance can be given, that any of these results will actually occur. Important factors could cause performance to differ materially from projected results contained in, or based upon, these statements, including: the discovery of, or failure to discover, material issues during due diligence; the failure to agree on the final terms of definitive agreements, long-term supply agreements or related agreements or any party's breach of, or refusal to close the transactions reflected in, those agreements; the ability to successfully manage growth or contraction in the economy, or the commercial vehicle or electronics markets; access to capital on favorable terms as needed for operations or growth; the ability to achieve expected annual savings and synergies from past and future business combinations; competitive factors and price pressures; availability of third party component parts at reasonable prices; inventory risks due to shifts in market demand and/or price erosion of purchased components; changes in product mix; program changes, delays, or cancellations by the government or other customers; concentrated reliance on major customers or suppliers; cost and yield issues associated with the Company's manufacturing facilities; revisions in estimated costs related to major contracts; labor relations; risks inherent in operating abroad, including foreign currency exchange rates; performance of our pension fund portfolios; changes in applicable law or in the Company's regulatory authorizations, security clearances, or other legal rights to conduct its business, deal with its work force or export goods and services; adverse regulatory actions, or other governmental sanctions; risks of litigation, including litigation with respect to environmental or asbestos-related matters, customer or supplier claims, or stockholders; the effects (including possible increases in the cost of doing business) resulting from future war and terrorists activities or political uncertainties; natural disasters, casualties, utility disruptions, or the failure to anticipate unknown risks and uncertainties present in the Company's businesses; dependence on current management; as well as other factors included in the Company's periodic reports filed with the Securities and Exchange Commission.

    CONTACT: Sypris Solutions, Inc., Louisville
             David D. Johnson, 502-329-2000
             www.sypris.com